Exhibit 99.1

Ocwen Financial Corporation®

OCWEN BOARD OF DIRECTORS AUTHORIZES $50 MILLION SHARE REPURCHASE PROGRAM

West Palm Beach, FL – (May 23, 2022) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced that on May 20, 2022, its Board of Directors authorized a share repurchase program for an aggregate amount of up to $50.0 million of the Company’s issued and outstanding shares of common stock.

Glen A. Messina, President and CEO, said, “The share repurchase program demonstrates the Board’s confidence in our Company and our ongoing commitment to creating shareholder value. As we have previously said, we believe our recent share price is currently undervalued and does not reflect our financial position, earnings power or the strength of our balanced business model.”

Under the share repurchase program, Ocwen is authorized to repurchase its outstanding common stock through open market purchases. The timing and execution of any share repurchases are subject to market conditions, among other factors, and the Company may modify, discontinue or suspend the repurchase program at any time. Unless the Company amends the share repurchase program or repurchases the full $50.0 million amount by an earlier date, the share repurchase program will continue through November 20, 2022. No assurances can be given as to the amount of shares, if any, that the Company may repurchase in any given period.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the amount and length of the authorized share repurchase program, the timing of any repurchases by the Company of our common stock, and the potential for changes in our share price based on our financial position, earnings, or business model.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the impact, if any, of Company repurchases on the trading price of our stock, the reaction of market participants, our contractual counterparties and regulators to our announcement of the repurchase authorization, changes in our liquidity position, the impact of repurchases on the covenants in our debt agreements and other contractual obligations, our ability to generate additional liquidity through the sale of mortgage servicing rights or other assets, changes in market conditions, the industry in which we operate, and our business, the actions of governmental entities and regulators, developments in our litigation matters, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com